Exhibit 99.1

FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Reports First Quarter 2025 Financial Results

CANTON, Mass., (May 8, 2025) -- Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today reported financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Financial Results Summary:

•
Net revenue of $86.7 million for the first quarter of 2025, a decrease of $23.3 million compared to net revenue of $110.0 million for the first quarter of 2024. Net revenue for the first quarter of 2025 consists of:
o
Net revenue from Advanced Wound Care products of $79.9 million, a decrease of 23% from the first quarter of 2024.
o
Net revenue from Surgical & Sports Medicine products of $6.8 million, an increase of 11% from the first quarter of 2024.
•
Net loss of $18.8 million for the first quarter of 2025, compared to a net loss of $2.1 million for the first quarter of 2024, an increase in net loss of $16.7 million.
•
Adjusted net loss of $13.4 million for the first quarter of 2025, compared to an adjusted net loss of $1.4 million for the first quarter of 2024, an increase in adjusted net loss of $12.0 million.
•
Adjusted EBITDA loss of $12.5 million for the first quarter of 2025, compared to Adjusted EBITDA income of $2.6 million for the first quarter of 2024, a decrease of $15.1 million.

“I’m proud of the team’s continued dedication to our customers and their patients in this challenging market. We managed the anticipated disruption well and I’m confident in our ability to execute on our commercial strategy for the remainder of the year,” said Gary S. Gillheeney, Sr., President, Chief Executive Officer and Chair of the Board for Organogenesis. “With our strong brand equity, diverse portfolio and deep customer relationships, we remain well-positioned to navigate the evolving reimbursement landscape.”

Mr. Gillheeney, Sr. continued: “We continue to progress the ReNu development plan with all patients expected to complete the second phase 3 study by the end of the second quarter and remain on track to submit the BLA by the end of 2025.”

First Quarter 2025 Financial Results:

	Three Months Ended March 31,		Change
	2025	2024	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$79,927	$103,864	$(23,937)	(23%)
Surgical & Sports Medicine	6,766	6,112	654	11%
Net revenue	$86,693	$109,976	$(23,283)	(21%)

Net revenue for the first quarter of 2025 was $86.7 million, compared to $110.0 million for the first quarter of 2024, a decrease of $23.3 million, or 21%. The decrease in net revenue was driven by a decrease of $23.9 million, or 23%, in net revenue for Advanced Wound Care products partially offset by an increase of $0.7 million, or 11%, in net revenue for Surgical & Sports Medicine products.

Gross profit for the first quarter of 2025 was $63.0 million, or 73% of net revenue, compared to $81.3 million, or 74% of net revenue for the first quarter of 2024, a decrease of $18.3 million, or 23%.

Operating expenses for the first quarter of 2025 were $89.7 million compared to $85.1 million for the first quarter of 2024, an increase of $4.6 million, or 5%. R&D expense was $10.6 million for the first quarter of 2025, compared to $12.8 million for the first quarter of 2024, a decrease of $2.2 million, or 17%. Selling, general and administrative expenses were $72.5 million for the first quarter of 2025, compared to $72.3 million for the first quarter of 2024, an increase of $0.2 million, or less than 1%. For the three months ended March 31, 2025, the Company recorded write down expenses of $6.6 million.

Operating loss for the first quarter of 2025 was $26.7 million, compared to an operating loss of $3.9 million for the first quarter of 2024, an increase in operating loss of $22.9 million.

Total other (income) expense, net, for the first quarter of 2025 was $(1.0) million income, compared to $0.5 million expense for the first quarter of 2024, a change of $1.5 million.

Net loss for the first quarter of 2025 was $18.8 million, or $(0.17) per share, compared to net loss of $2.1 million, or $(0.02) per share, for the first quarter of 2024, an increase in net loss of $16.7 million, or $(0.15) per share.

Adjusted net loss was $13.4 million for the first quarter of 2025, compared to adjusted net loss of $1.4 million for the first quarter of 2024, an increase in adjusted net loss of $12.0 million.

Adjusted EBITDA loss was $(12.5) million for the first quarter of 2025, compared to Adjusted EBITDA income of $2.6 million for the first quarter of 2024, a change of $15.1 million.

Non-GAAP operating loss was $19.3 million for the first quarter of 2025, compared to non-GAAP operating loss of $3.0 million for the first quarter of 2024, a change of $16.4 million.

As of March 31, 2025, the Company had $110.5 million in cash, cash equivalents and restricted cash and no outstanding debt obligations, compared to $136.2 million in cash, cash equivalents and restricted cash and no outstanding debt obligations as of December 31, 2024.

Fiscal Year 2025 Guidance:

For the year ending December 31, 2025, the Company is reaffirming its prior revenue guidance and updating its profitability guidance and expects:

•
Net revenue between $480.0 million and $535.0 million, representing a year-over-year change in the range of a roughly flat to an increase of 11%, as compared to net revenue of $482.0 million for the year ended December 31, 2024.
o
The 2025 net revenue guidance range assumes:
▪
Net revenue from Advanced Wound Care products between $450.0 million and $500.0 million, a decrease of 1% to an increase of 10% year-over-year as compared to net revenue of $453.6 million for the year ended December 31, 2024.
▪
Net revenue from Surgical & Sports Medicine products between $30.0 million and $35.0 million, an increase of 6% to 23% year-over-year as compared to net revenue of $28.4 million for the year ended December 31, 2024.
•
Net income between $4.7 million and $34.0 million and adjusted net income between $15.3 million and $44.6 million.
•
EBITDA between $20.0 million and $59.6 million and Adjusted EBITDA between $43.6 million and $83.2 million.

First Quarter Earnings Conference Call:

Management will host a conference call at 5:00 p.m. Eastern Time on May 8th to discuss the results of the quarter, and provide a corporate update with a question and answer session. Those who would like to participate may access the live webcast here or access the teleconference here. The live webcast can also be accessed via the company's website at investors.organogenesis.com. The webcast will be archived on the company website for approximately one year.

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$109,965	$135,571
Restricted cash	569	580
Accounts receivable, net	103,320	109,861
Inventories, net	29,338	26,219
Asset held for sale (Note 6)	7,033	—
Prepaid expenses and other current assets	17,935	13,710
Total current assets	268,160	285,941
Property and equipment, net	75,518	89,128
Intangible assets, net	11,626	12,468
Goodwill	28,772	28,772
Operating lease right-of-use assets, net	36,756	37,110
Deferred tax asset, net	40,728	39,462
Other assets	5,834	5,005
Total assets	$467,394	$497,886
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity
Current liabilities:
Current portion of finance lease obligations	$1,193	$1,170
Current portion of operating lease obligations - related party	3,712	3,671
Current portion of operating lease obligations	4,353	4,272
Accounts payable	24,660	28,911
Accrued expenses and other current liabilities	31,135	39,453
Total current liabilities	65,053	77,477
Finance lease obligations, net of current portion	411	718
Operating lease obligations, net of current portion - related party	7,339	8,283
Operating lease obligations, net of current portion	25,625	25,198
Other liabilities	897	894
Total liabilities	99,325	112,570
Commitments and contingencies (Note 15)

Series A redeemable convertible preferred stock, $0.0001 par value; 130,000 shares authorized, issued and outstanding at March 31, 2025 and December 31, 2024; liquidation preference of $134,014 and $131,387 at March 31, 2025 and December 31, 2024, respectively.	125,167	122,419

Stockholders’ equity:
Preferred stock, $0.0001 par value; 870,000 shares authorized at March 31, 2025 and December 31, 2024, respectively; none issued or outstanding	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 127,582,084 and 126,458,784 shares issued; 126,853,536 and 125,730,236 shares outstanding at March 31, 2025 and December 31, 2024, respectively.	13	13
Additional paid-in capital	301,842	302,994
Accumulated deficit	(58,953)	(40,110)
Total stockholders’ equity	242,902	262,897
Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$467,394	$497,886

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Net revenue	$86,693	$109,976
Cost of goods sold	23,723	28,696
Gross profit	62,970	81,280
Operating expenses:
Selling, general and administrative	72,509	72,322
Research and development	10,640	12,810
Write-down to fair value for asset held for sale	6,567	—
Total operating expenses	89,716	85,132
Loss from operations	(26,746)	(3,852)
Other expense, net:
Interest income (expense), net	961	(514)
Other income, net	2	23
Total other income (expense), net	963	(491)
Net loss before income taxes	(25,783)	(4,343)
Income tax benefit	6,940	2,243
Net loss and comprehensive loss	(18,843)	(2,100)
Accretion of redeemable convertible preferred stock to redemption value	(121)	—
Cumulative dividend on redeemable convertible preferred stock	(2,627)	—
Net loss attributable to common stockholders	$(21,591)	$(2,100)

Net loss, per share:
Basic and diluted	$(0.17)	$(0.02)
Weighted-average common shares outstanding
Basic and diluted	126,295,642	131,861,772

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

(amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(18,843)	$(2,100)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,444	3,072
Amortization of intangible assets	842	901
Reduction in the carrying value of right-of-use assets	1,997	2,203
Non-cash interest expense	69	105
Deferred interest expense	—	122
Deferred tax benefit	(1,266)	—
Provision recorded for credit losses	873	968
Loss on disposal of property and equipment	19	347
Adjustment for excess and obsolete inventories	3,709	2,515
Stock-based compensation	3,367	2,407
Write-down to fair value for asset held for sale	6,567	—
Changes in operating assets and liabilities:
Accounts receivable	5,668	(15,117)
Inventories	(8,732)	(4,670)
Prepaid expenses and other current assets and other assets	(5,123)	(4,315)
Operating leases	(2,037)	(2,199)
Accounts payable	(2,496)	(4,391)
Accrued expenses and other liabilities	(7,993)	9,990
Net cash used in operating activities	(19,935)	(10,162)
Cash flows from investing activities:
Purchases of property and equipment	(3,626)	(2,222)
Net cash used in investing activities	(3,626)	(2,222)
Cash flows from financing activities:
Payments of term loan under the 2021 Credit Agreement	—	(1,406)
Payments of withholding taxes in connection with RSUs vesting	(1,796)	(1,120)
Proceeds from the exercise of stock options	25	180
Principal repayments of finance lease obligations	(285)	(262)
Net cash used in financing activities	(2,056)	(2,608)
Change in cash, cash equivalents and restricted cash	(25,617)	(14,992)
Cash, cash equivalents, and restricted cash, beginning of period	136,151	104,338
Cash, cash equivalents, and restricted cash, end of period	$110,534	$89,346
Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$1,375
Cash paid for income taxes	$150	$35
Supplemental disclosure of non-cash investing and financing activities:
Accretion to redemption value and cumulative dividends on redeemable convertible preferred stock	$2,748	$—
Purchases of property and equipment included in accounts payable and accrued expenses	$172	$786
Right-of-use assets obtained through operating lease obligations	$1,642	$701

Non-GAAP Financial Measures

Our management uses financial measures that are not in accordance with generally accepted accounting principles in the United States, or GAAP, in addition to financial measures in accordance with GAAP to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. Our management uses Adjusted EBITDA and adjusted net income (loss) to evaluate our operating performance and trends and make planning decisions. Our management believes Adjusted EBITDA, adjusted net income (loss) and non-GAAP operating income (loss) help identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that Adjusted EBITDA, adjusted net income (loss) and non-GAAP operating income (loss) provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

Adjusted EBITDA

Adjusted EBITDA consists of GAAP net loss excluding: (i) interest (income) expense, net, (ii) income tax (benefit), (iii) depreciation and amortization, (iv) amortization of intangible assets, (v) stock-based compensation expense, and (vi) additional infrequently occurring adjustments described in more detail below.

The following table presents a reconciliation of GAAP net loss to non-GAAP EBITDA and non-GAAP Adjusted EBITDA, for the periods presented:

	Three Months Ended March 31,
	2025	2024
	(Unaudited, in thousands)
Net loss	$(18,843)	$(2,100)
Interest (income) expense, net	(961)	514
Income tax benefit	(6,940)	(2,243)
Depreciation and amortization	3,444	3,072
Amortization of intangible assets	842	901
EBITDA	(22,458)	144
Stock-based compensation expense	3,367	2,407
Write-down to fair value for asset held for sale[1]	6,567	—
Adjusted EBITDA	$(12,524)	$2,551
(1)
Amount reflects the fair value adjustment of a purchased building classified as held for sale.

Adjusted Net Loss

Adjusted net loss is defined as GAAP net loss plus (i) amortization of intangible assets and (ii) additional infrequently occurring adjustments described in more detail below, less the estimated tax on these adjustments.

The following table presents a reconciliation of GAAP net loss to non-GAAP adjusted net loss, for the periods presented:

	Three Months Ended March 31,
	2025	2024
	(Unaudited, in thousands)
Net loss	$(18,843)	$(2,100)
Amortization of intangible assets	842	901
Write-down to fair value for asset held for sale[1]	6,567	—
Tax on above	(2,000)	(241)
Adjusted net loss	$(13,434)	$(1,440)
(1)
Amount reflects the fair value adjustment of a purchased building classified as held for sale.

Non-GAAP Operating Loss

Non-GAAP operating loss is defined as GAAP loss from operations plus (i) amortization of intangible assets and (ii) fair value adjustments related to a purchased building classified as held for sale.

The following table presents a reconciliation of GAAP net loss from operations to non-GAAP operating loss, for the periods presented:

	Three Months Ended March 31,
	2025	2024
	(Unaudited, in thousands)
Loss from operations	$(26,746)	$(3,852)
Amortization of intangible assets	842	901
Write-down to fair value for asset held for sale[1]	6,567	—
Non-GAAP operating loss	$(19,337)	$(2,951)
(1)
Amount reflects the fair value adjustment of a purchased building classified as held for sale.

Projected EBITDA and Adjusted EBITDA

The following table presents a reconciliation of projected GAAP net income to projected non-GAAP EBITDA and projected non-GAAP Adjusted EBITDA included in our guidance for the year ending December 31, 2025:

	Year Ended December 31,
	2025L	2025H
Net income	$4,700	$34,000
Interest income	(4,000)	(4,000)
Income tax expense	1,400	11,700
Depreciation and amortization	14,600	14,600
Amortization of intangible assets	3,300	3,300
EBITDA	$20,000	$59,600
Stock-based compensation expense	12,400	12,400
Write-down to fair value for asset held for sale[1]	6,600	6,600
FDA fee	4,600	4,600
Adjusted EBITDA	$43,600	$83,200
(1)
Amount reflects the fair value adjustment of a purchased building classified as held for sale.

Projected Adjusted Net Income

The following table presents a reconciliation of projected GAAP net income to projected non-GAAP adjusted net income included in our guidance for the year ending December 31, 2025:

	Year Ending December 31,
	2025L	2025H
Net income	$4,700	$34,000
Amortization of intangible assets	3,300	3,300
Write-down to fair value for asset held for sale[1]	6,600	6,600
FDA fee	4,600	4,600
Tax on above	(3,900)	(3,900)
Adjusted net income	$15,300	$44,600
(1)
Amount reflects the fair value adjustment of a purchased building classified as held for sale.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue, net income, adjusted net income, EBITDA, and Adjusted EBITDA for fiscal 2025 and the breakdown of expected revenue in both its Advanced Wound Care and Surgical & Sports Medicine categories. Forward-looking statements with respect to the operations of the Company, strategies, prospects, and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact and uncertainty of any changes to the coverage and reimbursement levels for the Company’s products (including as a result of the proposed LCDs that could take effect as soon as January 1, 2026); (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the Company has incurred losses in the current period and prior periods and may incur losses in the future; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (9) the Company’s ability to maintain production or obtain supply of its products in sufficient quantities to meet demand; (10) any resurgence of the COVID-19 pandemic and its impact, if any, on the Company’s fiscal condition and results of operations; (11) the impact of the suspension of commercialization of: (a) ReNu and NuCel in connection with the expiration of the FDA’s enforcement grace period for HCT/Ps on May 31, 2021 and (b) Dermagraft in the second quarter of 2022 pending transition of manufacturing to a new manufacturing facility or a third-party manufacturer; (12) whether the Company is able to obtain regulatory approval for and successfully commercialize ReNu; and (13) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2024 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company focused on the development, manufacture, and commercialization of solutions for the advanced wound care and surgical and sports medicine markets. Organogenesis offers a comprehensive portfolio of innovative regenerative products to address patient needs across the continuum of care. For more information, visit www.organogenesis.com.

Investor Inquiries:
Westwicke Partners
Mike Piccinino, CFA
OrganoIR@westwicke.com
443-213-0500

Press and Media Inquiries:
Organogenesis

communications@organo.com